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                                                                   EXHIBIT 10.11

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                      CONSOLIDATED UTILITY BILLING SERVICE

                                       AND

                              ASSIGNMENT AGREEMENT

                                 April 13, 2005
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                      CONSOLIDATED UTILITY BILLING SERVICE

                            AND ASSIGNMENT AGREEMENT

This Consolidated Utility Billing Service and Assignment Agreement ("Agreement") made this 3rd day of April, 2005, by and between Consolidated Edison Company of New York, Inc., a New York corporation having its principal office at 4 Irving Place, New York, NY 10003 ("Con Edison" or the "Company"), and US Gas & Electric, Inc., a Delaware corporation, having an office at ________________________ ("ESCO"), Con Edison and ESCO hereinafter sometimes referred to collectively as the "Parties" or individually as a "Party."

                                   WITNESSETH:

     WHEREAS, Con Edison has implemented a retail access program ("Power Your Way"), as described in its Schedule for Retail Access, P.S.C. No. 2 - Retail Access ("Retail Access Schedule"), and Schedule for Gas Service, P.S.C. No. 9 - Gas ("Gas Service Schedule"), including the Uniform Business Practices ("UBP") adopted by the Public Service Commission ("NYPSC") and set forth in Addendum UBP thereto (collectively the "Tariff"), and in its Retail Access Implementation Plan and Operating Procedure and Gas Transportation Operation Procedures (together referred to as "Operating Procedures"), under which Con Edison's customers may purchase natural gas and/or electricity from an energy services company or gas marketer (either hereinafter referred to as an "energy services company") and obtain from Con Edison firm transportation service for such natural gas and/or delivery service for such electricity;

     WHEREAS, ESCO has been deemed approved by the New York State Department of Public Service ("NYDPS") to act as an energy services company;
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     WHEREAS, ESCO has met all requirements established by Con Edison to sell natural gas and/or electricity to Con Edison's retail customers under Power Your Way as recognized by the execution of an ESCO Operating Agreement by and between the Parties and/or a service agreement under Service Classification No. 20 of the Gas Service Schedule (together referred to as the "ESCO Operating Agreement");

     WHEREAS, ESCO has requested that Con Edison render to certain of ESCO's customers designated by ESCO ("ESCO Customers") a consolidated utility bill for both ESCO commodity supply and Con Edison delivery services;

     WHEREAS, ESCO has completed all necessary EDI testing of billing transactions to meet NYPSC requirements as of the effective date of this Agreement;

     WHEREAS, Con Edison is willing to provide such consolidated utility billing service ("CUBS") on a rate ready basis on behalf of ESCO to customers receiving Con Edison electric delivery service and/or firm natural gas transportation service, subject to the terms and conditions of this Agreement, the ESCO Operating Agreement, the Operating Procedures and the Tariff;

     WHEREAS, ESCO desires that Con Edison accept assignment of amounts billed by Con Edison on ESCO's behalf through CUBS ("accounts receivable") and remit to ESCO amounts billed whether or not paid by ESCO Customers; and

     WHEREAS, with respect to ESCO Customers being billed through CUBS, Con Edison is willing to accept assignment without recourse of the accounts receivable for such ESCO Customers and to pay ESCO an amount equal to the ESCO charges billed net of a discount calculated at a discount rate established herein ("discount rate") in accordance with the methodology set forth in Case 04-E-0572, Order Adopting Three-Year Rate Plan (March 24,


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2005) ("Electric Rate Order") and net of charges and fees due from ESCO to Con
Edison for services rendered by Con Edison and other adjustments;

     NOW, THEREFORE, in consideration of the premises and mutual promises set forth below, Con Edison and ESCO, intending to be legally bound, hereby covenant, promise and agree as follows:

TERM

     This Agreement shall commence on the date set forth above ("Effective Date") and will remain in effect until terminated (i) in accordance with its terms, (ii) by an order of the NYPSC, or (iii) if the ESCO Operating Agreement(s) between the Parties is (are) terminated, whichever first occurs.

BILLING SERVICES

     Con Edison will provide ESCO with its consolidated utility billing service ("CUBS") beginning on a date agreed upon by the parties after ESCO satisfies the the undertakings stated below with respect to Con Edison's priority security interest in customer payments of ESCO charges and non-residential customer notice set forth herein. The procedures applicable to CUBS are specified in Appendix A attached hereto and made a part hereof.

     ESCO shall provide Con Edison accurate and timely information for use in CUBS. To the fullest extent allowed by law, ESCO shall indemnify, defend and hold harmless Con Edison, its directors, officers, agents and employees from and against any and all actions, charges, complaints, proceedings, claims, liability, damages, penalties and fines it incurs to the extent resulting from bill errors caused by untimely or inaccurate information provided by ESCO.

     Con Edison may, at its option, reject requests for consolidated billing for any customers whose accounts are 38 or more calendar days past due, unless the past due amount is subject to a


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Deferred Payment Agreement and the customer is fulfilling its Deferred Payment
Agreement obligations on a current basis.

ASSIGNMENT OF ESCO'S ACCOUNTS RECEIVABLES

     In consideration of the payment by Con Edison required herein, ESCO hereby assigns to Con Edison its rights in all amounts to be due from all ESCO Customers receiving a consolidated utility bill issued on and after the date agreed upon for commencement of consolidated utility billing under this Agreement ("Customers' Accounts"). ESCO also hereby grants Con Edison a security interest in said Customers' Accounts and authorizes Con Edison to execute and file, on behalf of ESCO, all financing statements and other documents necessary to perfect said security interest.

UNDERTAKINGS

     ESCO undertakes that contemporaneously with the execution of this Agreement, ESCO will furnish to Con Edison an affidavit in the form attached hereto (Appendix B) from a senior officer attesting to Con Edison's priority security interest in the funds received from ESCO customers in respect of ESCO charges and a first right of access to such funds.

     ESCO undertakes that, with the exception of any security interest in ESCO's customer receivables filed by a creditor of ESCO that the secured creditor has subordinated to Con Edison, no third party has any right, title or interest to any Customers' Accounts assigned by ESCO hereunder to Con Edison. ESCO further undertakes that, except for any secured creditor security interest meeting the criterion of this paragraph, it shall not grant to any third party any interest in or claim of right, title or interest on those Accounts or any new Customers' Accounts opened during the term of this Agreement.


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     ESCO undertakes that contemporaneously with the execution of this
Agreement, an officer of ESCO will furnish to Con Edison an affidavit in the form attached hereto (Appendix C) representing that, with respect to non-residential ESCO Customers billed under CUBS, the ESCO has notified its current non-residential customers and will notify its future non-residential customers that Con Edison is permitted to disconnect service to a customer for non-payment of ESCO charges. To the fullest extent allowed by law, ESCO agrees to indemnify and hold harmless Con Edison from and against any liability, cost, expense, or penalty it incurs if the customer's service is discontinued for non-payment and the customer establishes that it did not receive such notification.

     ESCO undertakes that, in the event new or revised electronic data interchange transaction sets are approved by the NYPSC and are applicable to information to be communicated hereunder, ESCO will promptly develop and test all such transaction sets.

PAYMENT FOR PURCHASE OF RECEIVABLES

     Beginning in the second calendar month following commencement of consolidated billing under this Agreement, Con Edison will pay ESCO, via ACH (Automated Clearing House) credit to a bank (or other mutually agreed to depository or payee) designated in writing by ESCO, on the 20th calendar day of the month (or the next following business day if the 20th falls on a Saturday, Sunday, or public holiday) (the "remittance date") an amount equal to all undisputed ESCO charges billed to ESCO Customers in the previous calendar month net of (1) the discount described below on such billed amounts and (2) such other charges and fees of the types listed below, or as may later become applicable to the service provided to ESCO, and other adjustments. An ESCO charge is disputed if Con Edison is informed that the ESCO customer has questioned the ESCO's rates, charges or service. A Customer's claim of either inability to


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pay or inaccurate meter reading shall not constitute a dispute for purposes of
Con Edison's obligation to pay ESCO amounts billed for its commodity supply. Con Edison will pay ESCO for resolved disputed ESCO charges with the next remittance provided that such remittance is made is no less than five business days after Con Edison's receipt of payment from the Customer.

     ESCO will forward promptly to Con Edison, without set-off or deduction, any payment received by ESCO on a Customer Account and the cash equivalent of any credit to be applied to the Customer Account.

     Con Edison will apply a discount rate (the "Purchase Discount") to the face value of the amounts billed (excluding sales tax) on behalf of ESCO to determine the consideration to be paid for the assignment of ESCO accounts receivable. The Purchase Discount rate for 2005 for electricity receivables is 0.97 percent. The Purchase Discount rate for 2005 for natural gas receivables is 1.41 percent, subject to change by action of the NYPSC. The Purchase Discount rate(s) will be established and adjusted annually to reflect changes in the Company's costs in the previous calendar year in accordance with the formula(e) approved by the NYPSC. The adjusted Purchase Discount rate will be effective on the next January 1 for the calendar year, and the Company will notify ESCO as soon as practicable after the new rate(s) are calculated. ESCO may invoke mediation under the NYPSC's Office of Hearings and Alternative Dispute Resolution if ESCO believes that the Company has not established any increase in the Purchase Discount rate level after 2005 reasonably in accordance with the criteria applicable to adjustments to the Purchase Discount rate.


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CHARGES, FEES AND REMITTANCE ADJUSTMENTS

     Con Edison will net from any amount to be paid to ESCO for the purchase of ESCO receivables the amounts owed to Con Edison by ESCO for retail access program services and/or other charges in accordance with the applicable provisions of the Tariff or the ESCO Operating Agreements including but not limited to:

          Special meter reading fees
          Customer usage history fees
          Account separation fees
          Profile information fees
          Consolidated Billing Service fees
          Gas imbalance charges
          Capacity Release charges
          Storage charges
          Other PSC-approved Tariff fees and charges

In addition, Con Edison will net from remittances,

     Any difference between the amount billed and the amount paid by a Customer to reconnect service pursuant to Public Service Law Section 32(5)(d) ("chargeback amount"), provided that, if and when the customer makes a payment that is applicable to the chargeback amount, the Company will remit the payment to ESCO in accordance with its routine remittance practices.

     Sales tax on ESCO charges written off when outstanding amounts on a Customer Account for which Con Edison has purchased the account receivables are written off.

     In the event of termination of this Agreement, should charges, fees or other adjustments due Con Edison remain outstanding, Con Edison shall not be obligated to remit any amounts otherwise due to ESCO for the purchase of receivables until reconciliation of all charges due as of the termination date.


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CUSTOMER CARE

     Con Edison will respond to general inquiries and complaints from ESCO Customers about the overall bill and its format. Customers will be referred to ESCO for inquiries and complaints related to ESCO rates, charges, and services.

CONSOLIDATED BILLING SERVICE FEE

     Con Edison will charge ESCO a Consolidated Billing Service fee per account per monthly billing cycle in accordance with the Tariff.

DISCONTINUANCE OF COMMODITY AND DELIVERY SERVICE FOR NON-PAYMENT

     Con Edison may disconnect its delivery service and ESCO commodity service if the ESCO Customer fails to make full payment of all amounts on a consolidated bill when due in accordance with the NYPSC's rules for residential and non-residential service, 16 NYCRR Part 11 (residential service) and Part 13 (non-residential service).

     Con Edison will provide credit and collection services to ESCO at no additional charge for amounts billed on a consolidated utility bill prior to the commencement of the purchase of receivables under this Agreement but will not purchase the receivables for such previously billed charges. Con Edison will pro-rate any payments received as a result of these collection activities. To the fullest extent allowed by law, ESCO agrees to indemnify, defend and hold harmless Con Edison from and against any liability, damages, claims, costs or expenses it incurs that are not the result of the sole negligence of Con Edison, if any such collection activity deemed to be subject to federal, state or local laws on collection is adjudged to be in violation thereof. To the fullest extent allowed by law, Con Edison agrees to indemnify, defend and hold harmless ESCO from and against any liability, damages, claims, costs or expenses resulting from


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Con Edison's actions to collect such amounts based on a claim that such actions violated the Home Energy Fair Practices Act or the Energy Consumer Protection Act of 2002.

CUSTOMER-REQUESTED ACCOUNT CLOSE

     Con Edison will notify ESCO if a Customer voluntarily closes its Con Edison account.

TAXES

     At or prior to the date of its execution of this Agreement, ESCO shall provide Con Edison with a copy of its State of New York Certificate of Authority as a sales tax vendor. At all times during the term of this Agreement, ESCO shall maintain current its Certificate of Authority. In its notification to ESCO of bills issued, Con Edison shall provide ESCO a statement of the amount of sales taxes billed to Customers in connection with ESCO charges appearing on CUBS bills.

     Nothing in this Agreement shall be construed as imposing upon Con Edison the obligation to pay or remit to any federal, state, or local taxing authority those taxes that are the payment or remittance responsibility of ESCO as the commodity vendor. ESCO shall be liable for and pay or remit all such taxes, and shall indemnify, defend, and save harmless Con Edison from and against any and all liability for such taxes, and any interest and penalties thereon. ESCO shall provide Con Edison once each calendar quarter an affidavit stating that ESCO has remitted to the State of New York the sales or use tax billed under this Agreement on ESCO charges during the previous three-month period.

     Con Edison is not responsible for providing to customers statements of gross receipts taxes related to ESCO charges. ESCO is not responsible for providing to customers statements of gross receipts taxes related to Con Edison charges or gas import taxes.


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TERMINATION OF AGREEMENT

     This agreement may be terminated by ESCO on fifteen (15) days' prior written notice to Con Edison and to ESCO's customers.

     If ESCO's authorization to sell natural gas and/or electricity to customers under Con Edison's retail access program is suspended or terminated or if ESCO terminates its retail business in Con Edison's service territory, this agreement shall be suspended or terminated effective the same day as the date of suspension or termination.

     In the event of any suspension or termination, ESCO shall remain liable for charges for services rendered hereunder to the extent not paid before the date of suspension or termination. After suspension or termination hereof, Con Edison may bill ESCO and ESCO shall reimburse Con Edison for adjustments in customer payments due to Con Edison's cancellation and rebilling of ESCO customer accounts originally billed during the period this Agreement was in full force and effect.

     In the event that the NYPSC directs Con Edison to terminate this agreement and cease providing services hereunder or directs such changes in this arrangement as may be unacceptable to Con Edison whether by specific reference to Con Edison's CUBS program or by reference generally to consolidated billing, this agreement shall be terminated on notice given by Con Edison to ESCO consistent with such NYPSC order or any applicable NYPSC rule, regulation or uniform business practice.

     In the event that a court of competent jurisdiction stays the implementation of or overturns one or more orders of the NYPSC under which Con Edison is obligated to provide billing services to ESCO, Con Edison may terminate this Agreement immediately upon notice to ESCO.


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     Con Edison may terminate this Agreement (i) on one day's prior written notice if the ESCO Operating Agreement(s) is terminated for any reason; or (ii) on not less than fifteen (15) days' prior written notice if ESCO breaches any of the representations and warranties set forth above and does not cure said breach within the fifteen-day period. Con Edison may terminate its purchase of receivables for ESCO gas service at the end of the gas rate plan on September 30, 2007 and its purchase of receivables for ESCO electric service at the end of the electric rate plan on March 31, 2008.

NOTICES

     Any notice to be provided pursuant to the terms of this Agreement will be deemed given, and any other document to be delivered hereunder will be deemed delivered, if in writing and (i) delivered by hand, (ii) deposited for next-business day delivery (fee prepaid) with a reputable overnight delivery service such as Federal Express, or (iii) mailed by certified mail (return receipt requested) postage prepaid, addressed to the recipient at the address set forth below for that Party (or at such other address as that Party may from time to time designate by giving notice thereof).

     If to Con Edison:

          Consolidated Edison Company of New York, Inc.
          4 Irving Place, 9th Floor - Box 18
          New York, NY 10003
          Attention: Section Manager, Retail Choice Operations
          Telephone: _____________________________
          Fax: ___________________________________
          E-Mail: ________________________________


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     and if to ESCO:

          ______________________________
          ______________________________
          ______________________________
          Attention: ___________________
          Telephone: ___________________
          Fax: _________________________
          E-Mail: ______________________

LIMITATION OF LIABILITY

     To the fullest extent allowed by law, Con Edison's total cumulative liability to ESCO for all claims of any kind, whether based upon contract, tort (including negligence and strict liability) or otherwise for any loss, injury, or damage connected with, arising from or related to this Agreement or the performance or non-performance of services hereunder shall not exceed the sum of all Billing Services Fees billed to and paid by ESCO to Con Edison for services rendered hereunder for the three months immediately preceding the claim.

     To the fullest extent allowed by law, in no event shall either party be liable for any consequential, incidental, indirect, special or punitive damages incurred by the other party and connected with, arising from or related to this Agreement or the performance or failure to perform services hereunder, including but not limited to loss of good will, cost of capital, claims of customers and lost profits or revenue, whether or not such loss or damages is based in contract, warranty, tort, negligence, strict liability, indemnity, or otherwise, even if a party has been advised of the possibility of such damages.

FORCE MAJEURE

     Any delay in the performance of any of the duties or obligations of either Party hereto shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any occurrence beyond the reasonable control of a Party which


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causes such Party to be delayed in or prevented from performing or carrying out any of its obligations under this Agreement and which, by the exercise of due diligence, that Party is unable to prevent, avoid, mitigate, or overcome, including any of the following: any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, ice, explosion, order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities, provided that a Force Majeure Event shall not include lack of finances or change in market conditions. The Party so affected shall give prompt written notice to the other Party of such cause and shall take whatever reasonable steps are necessary to relieve the affect of such cause as rapidly as possible.

AMENDMENTS

     Notwithstanding any provision of this Agreement, Con Edison may at any time propose and file with the NYPSC changes to the rates, terms, and conditions of the Tariff, and/or the Operating Procedures. ESCO is not precluded from opposing any such proposed change to the Tariff or the Operating Procedure. Such amendment or modification will become effective with respect to service pursuant to this Agreement on the date specified by the NYPSC.

     On no less than five days' prior written notice to all energy services companies authorized to sell electricity or natural gas in its service territory, Con Edison may adopt, modify, or supersede procedures applicable to its operations under this Agreement to meet program and procedural requirements, including data exchange requirements and EDI standards or as operational needs arise.

ASSIGNMENT

     Neither Party shall assign any of its rights or obligations under this Agreement without obtaining the prior written consent of the non-assigning Party, which consent shall not be


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unreasonably withheld, provided, however, that ESCO has an unconditional right to assign its right to payments to be made by Con Edison hereunder. ESCO shall provide Con Edison with a copy of the document in which the assignment is made or so much of the document as may be necessary to make clear the identity of the parties and the terms of the assignment. ESCO hereby waives any claim against Con Edison for making payment pursuant to such assignment and, to the fullest extent allowed by law, agrees to indemnify, defend, and save harmless Con Edison from and against any liability to any third party claiming any right, title or interest to any amount paid by Con Edison to ESCO's assignee. No assignment of this Agreement shall relieve the assigning Party of any of its obligations under this Agreement. Any assignment in violation of this Section shall be void.

PRIOR AGREEMENTS SUPERSEDED

     This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof, supersedes any and all previous understandings between the Parties with respect to the subject matter hereof, and binds and inures to the benefit of the Parties, their successors and permitted assigns.

WAIVER AND MODIFICATION

     No modification or waiver of all or any part of this Agreement will be valid unless in writing and signed by the Parties or their agents. Any waiver will be effective only for the particular event for which it is issued and will not be deemed a waiver with respect to any subsequent performance, default or matter.


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APPLICABLE LAW AND FORUM

     Interpretation and performance of this Agreement will be in accordance with, and will be controlled by, the laws of the State of New York except its conflict of laws provisions to the extent they would require the application of the laws of any other jurisdiction. ESCO irrevocably consents that any legal action or proceeding arising under or relating to this Agreement will be brought in a court of the State of New York or a federal court of the United States of America located in the State of New York, County of New York. ESCO irrevocably waives any objection that it may now or in the future have to the State of New York, County of New York as the proper and exclusive forum for any legal action or proceeding arising under or relating to this Agreement.

SEVERABILITY

     If one or more provisions herein are held to be invalid, illegal or unenforceable in any respect it will be given effect to the extent permitted by applicable law, and such invalidity, illegality or unenforceability will not affect the validity of the other provisions of this Agreement.

AGENCY

     This Agreement is not intended, and will not be construed, to create any association, joint venture, agency relationship or partnership between Con Edison and ESCO or any other parties or to impose any such obligation or liability upon Con Edison.


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NOT FOR THE BENEFIT OF THIRD PARTIES

     This Agreement is for the benefit of the Parties hereto and not for the benefit of any third parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, as of the date first above written.

                                        CONSOLIDATED EDISON COMPANY OF NEW YORK,
                                        INC.


                                        By /s/
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------


                                        (ESCO)


                                        By /s/
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------


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                                                                      Appendix B

                      Consolidated Utility Billing Service

1.   Consolidated billing will be produced using the Rate Ready method.

2. Consolidated bills incorporating both ESCO (commodity supply) and utility (delivery service) charges will be issued in accordance with the Company's meter reading and billing cycle schedule.

3. Con Edison will provide ESCO, within two business days of issuing bills to ESCO's Customers, a statement containing the commodity usage and billed amount for each of ESCO's Customers.

4. The consolidated bill will display ESCO's name, the amount and price of the electricity or gas commodity or commodities sold by ESCO, a non-volumetric charge ("CUBS Customer Charge"), if any, established by ESCO, and any applicable sales tax.

5. ESCO shall provide rate information ("ESCO rates") and tax rate information to Con Edison upon enrollment of customers in the utility consolidated bill option and promptly in the event of any change in such information. ESCO may provide different rates by notice to Con Edison no less than four (4) calendar days prior to scheduled meter read dates.

6. Rates may differ from customer to customer. Commodity rates must be in cents per kilowatt-hour or cents per therm and submitted on an account basis. Any CUBS Customer Charge will be provided as a daily rate.

7. The rate provided by ESCO will be used by Con Edison for calculating the commodity charges on the next bill issued and every bill thereafter until changed by ESCO.

8. Rates must include any applicable gross receipts taxes or other taxes imposed on ESCO and not required by law to be separately stated.

9. Con Edison will calculate the ESCO charges by multiplying ESCO rates by consumption determined from actual or estimated meter readings, adjusted for meter constant, such readings having been made and validated in accordance with Con Edison practices or NYPSC-approved practices if the reading was made and validated by a Meter Data Services Provider. Con Edison will add (i) the CUBS Customer Charge, if requested by ESCO, calculated by multiplying the daily rate by the number of days in the billing period, and (ii) sales or use tax calculated at the rate provided by ESCO.

10. Con Edison will calculate and identify on the consolidated bill the sales or use tax associated with ESCO's charges and will provide such calculations to ESCO in accordance with UBP requirements for communicating consolidated billing data.

11. For any CUBS bill that includes periods during which two different ESCO rates were in effect, the ESCO rates will be prorated based on the number of days of service rendered before the effective date and on and after the effective date related to the total number of days in the billing period. Con Edison will also include on the CUBS bill any ESCO charges previously billed by Con Edison but unpaid.

12. Con Edison will offer budget billing to ESCO Customers for consolidated ESCO and Con Edison charges using Con Edison's budget billing protocol for full-service customers.

13. Con Edison will offer deferred payment agreements ("DPAs") to ESCO Customers for consolidated ESCO and Con Edison charges using Con Edison's DPA protocol for full-service customers.

14. Con Edison shall print ESCO bill messages on CUBS bills in accordance with the UBP. ESCO shall provide bill messages to be applicable uniformly to all ESCO customers taking electric service or gas service or both services in an electronic format acceptable to Con Edison at least fifteen (15) calendar days before the date such messages must begin to appear on bills and shall specify the bill production period (first and last dates) during which such messages are to be included on the bill. Bill messages may not exceed 480 characters in aggregate, and must make at least one reference to the name of the ESCO. Con Edison reserves the right to refuse to print bill messages not directly related to ESCO service or that are false or misleading. Bills will carry only current messages; if Con Edison cancels and rebills a customer for Con Edison charges, the reissued bill will carry only the messages applicable to bills produced at the time the bill is reissued.

15. Con Edison will include in bill envelopes ESCO bill inserts that are required by law, regulation or NYPSC order ("required inserts"). Such inserts must be supplied in bulk to Con Edison in accordance with the then current version of "Consolidated Edison Company of New York, Inc. (Con Edison) Bill Insert Production and Delivery Guidelines" (Appendix D). The insert may not exceed one-half ounce. If practical limitations preclude Con Edison's using its mailing equipment and billing envelope for mailing, because mailing equipment is incapable of handling the bill inserts for a particular mailing, Con Edison will mail the required inserts separately for a fee. Upon request, Con Edison will consider arrangements to mail non-required inserts for a fee.

16. ESCO will notify Con Edison of any dispute relating to amounts billed and the settlement of any dispute for a different amount than billed.

17. Con Edison reserves the right to cancel bills previously issued and rebill or backbill customers based on actual meter readings or estimated usage and demand under Con Edison billing procedures.

18. With respect to amounts billed prior to initiation of POR, ESCO may elect to have Con Edison bill ESCO customers a late payment charge ("LPC") in respect of ESCO charges not received by Con Edison. The election, made on ten days' prior written notice, will be effective as to these ESCO customer accounts. Any LPCs will be calculated at the rate of 1.5% per month and applied to amounts due and owing for each monthly billing period, including all amounts due for preceding monthly billing periods and any unpaid LPCs, in the same manner as Con Edison applies LPCs to the accounts of its customers. After the implementation of POR, Con Edison will apply LPCs to unpaid ESCO charges billed at the same rate and in the same manner as it applies LPCs to unpaid Con Edison charges.

19. Con Edison will not provide billing services for charges for goods or services other than electricity or natural gas provided by ESCO to its customers. Any ESCO addition of unauthorized charges to customer bills ("cramming") is strictly prohibited. All instances of cramming that come to Con Edison's attention will be reported to the Department of Public Service.

                         AFFIDAVIT OF SECURITY INTEREST
                        (To be executed by ESCO Officer)

STATE OF

CITY OF

I, ______________________[name of officer], the ____________________[title of officer] of ___________________ [name of ESCO], hereby swear [or affirm under penalty of perjury] that:

(a) Pursuant to the Consolidated Utility Billing Service and Assignment Agreement, dated _____, 200_ ("Agreement"), ESCO has assigned to Consolidated Edison Company of New York, Inc. ("Con Edison" or the "Company") its rights in all amounts originally billed to its Retail Access Customers, as defined in the Agreement, on consolidated bills issued on and after the date agreed upon by Con Edison and ESCO for the commencement of consolidated utility billing by Con Edison ("Customers' Accounts").

(b) No third party has any right, title or interest to or in any Customers' Accounts that have been assigned by ESCO to Con Edison under the Agreement, except any security interest in ESCO's customer receivables filed by a creditor of ESCO that the secured creditor has subordinated to Con Edison.

(c) Pursuant to the Agreement, ESCO grants Con Edison a security interest in said Customers' Accounts and authorizes Con Edison to file, on behalf of ESCO, all financing statements and other documents necessary to perfect said security interest. ESCO shall take no action that is detrimental to the maintenance of Con Edison's priority security interest with right of first access to such Customers' Accounts.

(d) I understand that in addition to any and all other remedies Con Edison may have in law and/or equity for breach of the statements herein, Con Edison may terminate the Agreement for misrepresentations in this Affidavit.


-------------------------------------
Officer's Signature
Date

Subscribed and sworn to before me
this _____ day of _____________, 2005


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Notary Public

                                                                      Appendix C

       AFFIDAVIT REGARDING DISCONNECTION OF NON-RESIDENTIAL CUSTOMERS FOR
                  NON-PAYMENT (to be executed by ESCO Officer)

I, ______________________[name of officer], the ____________________[title of officer] of ___________________ [name of ESCO], hereby swear [or affirm under penalty of perjury] that all current non-residential ESCO Customers that will be billed under CUBS have been notified that failure to make full payment of ESCO charges due on any CUBS bill will be grounds for disconnection in accordance with Public Service NYPSC rules on the termination of service to non-residential customers, 16 NYCRR Section 13.3. In addition, ESCO will notify each new non-residential ESCO Customer that failure to make full payment of ESCO charges when due on any CUBS bill will be grounds for disconnection in accordance with NYPSC rules on the termination of service to non-residential customers, 16 NYCRR
Section 13.3.


                                        ----------------------------------------
                                        Officer's Signature
                                        Date

Sworn to before me this _______ day of ______ 2005


-------------------------------------
Notary Public